Exhibit 4.1




                 FALCON BUILDING PRODUCTS, INC.


                     SERIES A AND SERIES B


            9 1/2% SENIOR SUBORDINATED NOTES DUE 2007




                           INDENTURE

                   Dated as of June 17, 1997





                 HARRIS TRUST AND SAVINGS BANK


                            Trustee

                      TABLE OF CONTENTS

     ARTICLE 1
            DEFINITIONS AND INCORPORATION
                     BY REFERENCE
               Section 1.01      Definitions
               Section 1.02      Other Definitions
               Section 1.03      Incorporation by Reference of
                                   Trust Indenture Act
               Section 1.04      Rules of Construction

     ARTICLE 2
                      THE NOTES
               Section 2.01      Form and Dating
               Section 2.02      Execution and Authentication
               Section 2.03      Registrar and Paying Agent
               Section 2.04      Paying Agent to Hold Money in Trust
               Section 2.05      Holder Lists
               Section 2.06      Transfer and Exchange
               Section 2.07      Replacement Notes
               Section 2.08      Outstanding Notes
               Section 2.09      Treasury Notes
               Section 2.10      Temporary Notes
               Section 2.11      Cancellation
               Section 2.12      Defaulted Interest

     ARTICLE 3
              REDEMPTION AND PREPAYMENT
               Section 3.01      Notices to Trustee
               Section 3.02      Selection of Notes to Be Redeemed
               Section 3.03      Notice of Redemption
               Section 3.04      Effect of Notice of Redemption
               Section 3.05      Deposit of Redemption Price
               Section 3.06      Notes Redeemed in Part
               Section 3.07      Optional Redemption
               Section 3.08      Mandatory Redemption
               Section 3.09      Repurchase Offers
               Section 3.10      Subsidiary Distribution Offers

     ARTICLE 4
                      COVENANTS
               Section 4.01      Payment of Notes
               Section 4.02      Maintenance of Office or Agency
               Section 4.03      Reports
               Section 4.04      Compliance Certificate
               Section 4.05      Taxes
               Section 4.06      Stay, Extension and Usury Laws
               Section 4.07      Restricted Payments
               Section 4.08      Dividend and Other Payment Restrictions
                                   Affecting Subsidiaries
               Section 4.09      Incurrence of Indebtedness and Issuance of
                                   Preferred Stock
               Section 4.10      Asset Sales
               Section 4.11      Transactions with Affiliates
               Section 4.12      Liens
               Section 4.13      Business Activities
               Section 4.14      Corporate Existence
               Section 4.15      Offer to Repurchase Upon Change of Control
               Section 4.16      No Senior Subordinated Debt
               Section 4.17      Subsidiary Guarantees

     ARTICLE 5
                      SUCCESSORS
               Section 5.01      Merger, Consolidation, or Sale of all or
                                   Substantially all Assets
               Section 5.02      Successor Corporation Substituted

     ARTICLE 6
                DEFAULTS AND REMEDIES
               Section 6.01      Events of Default
               Section 6.02      Acceleration
               Section 6.03      Other Remedies
               Section 6.04      Waiver of Past Defaults
               Section 6.05      Control by Majority
               Section 6.06      Limitation on Suits
               Section 6.07      Rights of Holders of Notes to Receive Payment
               Section 6.08      Collection Suit by Trustee
               Section 6.09      Trustee May File Proofs of Claim
               Section 6.10      Priorities
               Section 6.11      Undertaking for Costs

     ARTICLE 7
                       TRUSTEE
               Section 7.01      Duties of Trustee
               Section 7.02      Rights of Trustee
               Section 7.03      Individual Rights of Trustee
               Section 7.04      Trustee's Disclaimer
               Section 7.05      Notice of Defaults
               Section 7.06      Reports by Trustee to Holders of the Notes
               Section 7.07      Compensation and Indemnity
               Section 7.08      Replacement of Trustee
               Section 7.09      Successor Trustee by Merger, etc.
               Section 7.10      Eligibility; Disqualification
               Section 7.11      Preferential Collection of Claims Against
                                    Company

     ARTICLE 8
       LEGAL DEFEASANCE AND COVENANT DEFEASANCE
              Section 8.01       Option to Effect Legal Defeasance or Covenant
                                    Defeasance
              Section 8.02       Legal Defeasance and Discharge
              Section 8.03       Covenant Defeasance
              Section 8.04       Conditions to Legal or Covenant Defeasance
              Section 8.05       Deposited Money and Government Securities to
                                    be Held in Trust; Other Miscellaneous
                                    Provisions
              Section 8.06       Repayment to Company
              Section 8.07       Reinstatement

     ARTICLE 9
          AMENDMENT, SUPPLEMENT AND WAIVER
              Section 9.01       Without Consent of Holders of Notes
              Section 9.02       With Consent of Holders of Notes
              Section 9.03       Compliance with Trust Indenture Act
              Section 9.04       Revocation and Effect of Consents
              Section 9.05       Notation on or Exchange of Notes
              Section 9.06       Trustee to Sign Amendments, etc.

     ARTICLE 10
                    SUBORDINATION
              Section 10.01      Agreement to Subordinate
              Section 10.02      Liquidation; Dissolution; Bankruptcy
              Section 10.03      Default on Designated Senior Debt
              Section 10.04      Acceleration of Notes
              Section 10.05      When Distribution Must Be Paid Over
              Section 10.06      Notice by Company
              Section 10.07      Subrogation
              Section 10.08      Relative Rights
              Section 10.09      Subordination May Not Be Impaired by Company
              Section 10.10      Distribution or Notice to Representative
              Section 10.11      Rights of Trustee and Paying Agent
              Section 10.12      Authorization to Effect Subordination
              Section 10.13      Amendments

     ARTICLE 11
                SUBSIDIARY GUARANTEES
              Section 11.01      Subsidiary Guarantees
              Section 11.02      Execution and Delivery of Subsidiary
                                    Guarantee
              Section 11.03      Guarantors May Consolidate, Etc., on
                                    Certain Terms
              Section 11.04      Releases Following Sale of Assets
              Section 11.05      "Trustee" to Include Paying Agent
              Section 11.06      Additional Guarantors
              Section 11.07      Subordination of Subsidiary Guarantee
              Section 11.08      Liquidation; Dissolution; Bankruptcy
              Section 11.09      Default on Designated Senior Debt
              Section 11.10      Acceleration of Notes
              Section 11.11      When Distribution Must Be Paid Over
              Section 11.12      Notice by a Guarantor
              Section 11.13      Subrogation
              Section 11.14      Relative Rights
              Section 11.15      Subordination May Not Be Impaired by
                                    Guarantor
              Section 11.16      Distribution or Notice to Representative
              Section 11.17      Rights of Trustee and Paying Agent
              Section 11.18      Authorization to Effect Subordination
              Section 11.19      Limitation of Guarantor's Liability


     ARTICLE 12
                    MISCELLANEOUS
              Section 12.01      Trust Indenture Act Controls
              Section 12.02      Notices
              Section 12.03      Communication by Holders of Notes with Other
                                     Holders of Notes
              Section 12.04      Certificate and Opinion as to Conditions
                                     Precedent
              Section 12.05      Statements Required in Certificate or Opinion
              Section 12.06      Rules by Trustee and Agents
              Section 12.07      No Personal Liability of Directors, Officers,
                                     Employees and Stockholders
              Section 12.08      Governing Law
              Section 12.09      No Adverse Interpretation of Other Agreements
              Section 12.10      Successors
              Section 12.11      Severability
              Section 12.12      Counterpart Originals
              Section 12.13      Table of Contents, Headings, etc.

                       EXHIBITS

               Exhibit A         FORM OF NOTE

      INDENTURE dated as of June 17, 1997 by and among (i) Falcon Building Products Inc., a Delaware corporation (the "Company"), (ii) Hart & Cooley, Inc., Mansfield Plumbing Products, Inc., DeVilbiss Air Power Company, SWC Industries, Inc. and Ex-Cell Manufacturing Company, Inc. (each a "Guarantor" and together, the "Guarantors") and Harris Trust and Savings Bank, as trustee (the "Trustee").

      The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 91/2% Series A Senior
Subordinated Notes due 2007 (the "Series A Notes") and the
91/2% Series B Senior Subordinated Notes due 2007 (the
"Series B Notes" and, together with the Series A Notes, the
"Notes"):


                           ARTICLE 1
                 DEFINITIONS AND INCORPORATION
                          BY REFERENCE

Section 1.01.  Definitions.

      "Accreted Value" means, as of any date of determination prior to June 15, 2002, the sum of (a) the initial offering price of each Other Note and (b) the portion of the excess of the principal amount of each Other Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at 101/2% per annum of the initial offering price of the Other Notes, compounded semi-annually on each June 15 and December 15 from the date of issuance of the Other Notes through the date of determination; provided that, on and after to June 15, 2002, the Accreted Value shall be equal to the principal amount of the outstanding Other Notes.
      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at June 15, 2002 (such redemption price being set forth in Section 3.07 hereof) plus (2) all required interest payments due on such Notes through June 15, 2002 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 75 basis points, over
(B) the principal amount of such Note, if greater.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 5.01 hereof and not by Section
4.10 hereof, and (ii) the issue or sale by the Company or any of the Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (other than director's qualifying shares), in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following shall not be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a sale of Receivables to or by a Receivables Subsidiary, (iv) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof (including, without limitation, any formation of or contribution of assets to a joint venture), (v) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Company or its Subsidiaries, (vi) a disposition, in the ordinary course of business, of a lease of real property, (vii) any disposition of property of the Company or any of its Subsidiaries that, in the reasonable judgment of the Company, has become uneconomic, obsolete or worn out, (viii) any disposition of property or assets (including, without limitation, accounts receivables and inventory) in the ordinary course of business, (ix) the sale of Cash Equivalents and Investment Grade Securities and
(x) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.

      "Bankruptcy Code" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

      "Business Day" means any day other than a Legal
Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents
(however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any similar participation in profits and losses or equity of a Person.

      "Cash Equivalents" means (i) United States dollars,
(ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses
(i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and
(viii) Indebtedness with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

      "Change of Control" means such time as (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company; provided that the Initial Control Group "beneficially owns" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company (for purposes of this definition, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this definition), directly or indirectly, more than 40% of the voting power of the Voting Stock of such parent corporation and the Initial Control Group "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate, a lesser percentage of the voting power of the Voting Stock of such parent corporation and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation) or (ii) following the first public offering of Voting Stock of the Company after the date hereof, any person (as defined above) other than the Initial Control Group, (A) nominates one or more individuals for election to the Board of Directors of the Company, (B) solicits proxies, authorization or consents in connection therewith and (C) such number of nominees elected to serve on the board of directors in such election and all previous elections after the date hereof represents a majority of the Board of Directors of the Company following such election.

      "Company" means Falcon Building Products, Inc., a
Delaware corporation.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus, to the extent deducted in computing such Consolidated Net Income, (i) Fixed Charges and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period, (ii) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such period,
(iii) depreciation and amortization expense, including, but not limited to, amortization of inventory write-up under APB 16, amortization of intangibles (including, but not limited to, goodwill and the costs of Interest Rate Agreements or Currency Agreements, license agreements and non-competition agreements) and organization costs, (iv) non-cash expenses related to the amortization of management fees paid on or prior to the date hereof, (v) expenses and charges related to any equity offering or incurrence of Indebtedness permitted to be incurred by this Indenture (including any such expenses or charges relating to the Recapitalization),
(vi) the amount of any restructuring charge or reserve,
(vii) non-cash amortization of Capital Lease Obligations,
(viii) unrealized gains and losses from hedging and foreign currency translations or transactions, (ix) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, (x) any write-downs, write-offs, and other non-cash charges and expenses, and (xi) the amount of any minority interest expense and (B) minus (i) non-cash items increasing such Consolidated Net Income for such period and (ii) any cash payment or expense for which a reserve or charge of the kind described in the clause (vi) and (x) above was taken in a prior period.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and (v) to the extent deducted in determining Net Income, the expenses incurred in connection with the Recapitalization, including, without limitation, management bonuses and payments under the management incentive and equity participation plans, in each case, to the extent that such payment or expense was disclosed in the Offering Memorandum, shall be excluded.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Company or any Subsidiary is a party or of which it is a beneficiary.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

      "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to Article 2 hereof, and, thereafter, "Depository" shall mean or include such successor.

      "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is $10.0 million or more and that has been designated by the Company as "Designated Senior
Debt."

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than as a result of a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock
(but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Exchange Act" means the Securities Exchange Act of
1934, as amended.

      "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

      "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than
Indebtedness under the Senior Credit Facility) in existence on the date hereof, until such amounts are repaid.

      "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expenses of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings or any Receivables Facility, and net payments (if any) pursuant to Hedging Obligations) excluding, however, (A) amortization of debt issuance costs, commissions, fees and expenses and (B) customary commitment, administrative and transaction fees and charges and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and
(iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), (iv) all dividend payments, whether or not in cash, on any series of preferred stock of any Restricted Subsidiary of such Person and (v) all dividend payments or accruals, whether or not in cash, on any series of preferred stock of such person other than dividend payments or accruals payable solely in Equity Interests (other than Disqualified Stock) of such Person, in each case, on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness to which pro forma effect is given bears interest at a floating rate, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect as of the date hereof.

      "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Guarantors" means each of (i) Hart & Cooley, Inc., Mansfield Plumbing Products, Inc., DeVilbiss Air Power Company, SWC Industries, Inc. and Ex-Cell Manufacturing Company, Inc. and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with Section 4.17 hereof, and their respective successors and assigns, in each case, until released from its Subsidiary Guarantee in accordance with the terms of this Indenture.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Holder" means a Person in whose name a Note is registered.

      "Indebtedness" means, with respect to any Person (without duplication), (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness under clause (i) of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and (iii) to the extent not otherwise included, the Guarantee by such Person of any indebtedness under clause
(i) of any other Person; provided, however, that Indebtedness shall not include (a) any servicing or guarantee of servicing obligations with respect to Receivables, (b) obligations of the Company or any of its Restricted Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (x) such obligations are not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (x)) and (y) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; or (c) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Initial Control Group" means Investcorp, its Affiliates, members of the Management Group, the investors who are the initial holders of the Capital Stock of the Company, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Company's Capital Stock, any employee benefit plan of the Company or any of its Subsidiaries or any participant therein, a trustee or other fiduciary holding securities under any such employee benefit plan or any Permitted Transferee of any of the foregoing Persons.

      "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

      "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

      "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights
Agreement.

      "Management Group" means the senior management of the Company or its Restricted Subsidiaries.

      "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any extraordinary or non-recurring gains or losses or charges and gains or losses or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges and (ii) deferred financing costs written off in connection with the early extinguishment of Indebtedness.

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness that is not subordinated to the Notes required (other than required by clause (a) of Section 4.10 hereof) to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

      "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries
(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; provided that, notwithstanding the foregoing, the Company and any of its other Subsidiaries that sell Receivables to the Person incurring such Indebtedness shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

      "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Indebtedness, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

      "Offering" means the Offering of the Notes by the Company.

      "Offering Memorandum" means the offering memorandum, dated June 6, 1997, of the Company, relating to the Offering.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the
President, the Chief Operating Officer, the Chief Financial
Officer, the Treasurer, any Assistant Treasurer, the
Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof, and delivered to the Trustee.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof, and delivered to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Other Notes" means the 101/2% Senior Subordinated
Discount Notes due 2007 of the Company.

      "Pari Passu Indebtedness" means any Indebtedness of the Company that ranks pari passu with the Notes.

      "Permitted Business" means the building products, home improvement products and decorative accessory products businesses and any other business reasonably related or incidental thereto.

      "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary); (b) any Investment in Cash Equivalents or Investment Grade Securities; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (d) any securities received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or in connection with any other disposition of assets not constituting an Asset Sale; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investments relating to a Receivables Subsidiary; (g) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business; (h) stock, obligations or securities received in satisfaction of judgments or settlement of debts; (i) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Company or such Restricted Subsidiary deems reasonable); (j) any Investment existing on the date hereof; (k) Hedging Obligations and Currency Agreements otherwise permitted under this Indenture; (l) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of clause (12) of Section 4.11; (m) any Investment in a Permitted Business (other than an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding, not to exceed 15.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and
(n) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding, not to exceed 10.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

      "Permitted Junior Securities" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then outstanding Senior Debt at least to the same extent that the Notes are subordinated to the payment of all Senior Debt on the date hereof, so long as (i) the effect of the use of this defined term in Article 10 is not to cause the Notes to be treated as part of (a) the same class of claims as the Senior Debt or (b) any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company and (ii) to the extent that any Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment are not paid in full in cash on such date, either (a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Debt and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt not paid in full in cash.

      "Permitted Liens" means (i) Liens securing Senior Debt of the Company or a Restricted Subsidiary that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or a Restricted Subsidiary, as the case may be; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;
(v) Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) without limitation of clause (i), Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of Section 4.09 hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date hereof; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on Receivables to reflect sales of Receivables to and by the Receivables Subsidiary pursuant to the Receivables Facility or securing Indebtedness permitted by paragraph (ix) of Section 4.09 hereof; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;
(xi) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (xii) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; (xiii) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, that do not in the aggregate materially detract from the aggregate value of the properties of the Company and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries on the properties subject thereto, taken as a whole; (xiv) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit; (xv) (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any real property leased by the Company on the date hereof and subordination or similar agreements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;
(xvi) leases or subleases to third parties; (xvii) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Restricted Subsidiaries; (xviii) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting an Event of Default; (xix) Liens securing Hedging Obligations and Currency Agreements entered into in the ordinary course of business; (xx) without limitation of clause (i), Liens securing Refinancing Indebtedness permitted to be incurred under this Indenture or amendments or renewals of Liens that were permitted to be incurred, provided, in each case, that such Liens do not extend to an additional property or asset; and (xxi) Liens that secure Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens do not extend to any property or asset of any other Restricted Subsidiary or the Company.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith); (ii) in the case of term Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Permitted Transferee" means, with respect to any Person, (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, (iii) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, lineal descendants or heirs, in each case to whom such Person has transferred the beneficial ownership of any securities of the Company and (iv) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

      "Receivables" means, collectively, (a) the
Indebtedness and other obligations owed to the Company or any of its Subsidiaries (before giving effect to any sale or transfer thereof pursuant to a Receivables Facility), whether constituting an account, chattel paper, an instrument, a document or general intangible, arising in connection with the sale of goods, insurance and/or services by the Company or such Subsidiary, including, without limitation, the obligation to pay any late fees, interest or other finance charges with respect thereto (each of the foregoing, collectively, an "Account Receivable"), (b) all of the Company's or such Subsidiary's interest in the goods (including returned goods), if any, the sale of which gave rise to any Account Receivable, and all insurance contracts with respect thereto, (c) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of any Account Receivable, together with all financing statements and security agreements describing any collateral securing such Account Receivable, (d) all Guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Account Receivable, (e) all contracts, invoices, books and records of any kind related to any Account Receivable, (f) all cash collections in respect of, and cash proceeds of, any of the foregoing and any and all lockboxes, lockbox accounts, collection accounts, concentration accounts and similar accounts in or into which such collections and cash proceeds are now or hereafter deposited, collected or concentrated, and (g) all proceeds of any of the foregoing.

      "Receivables Facility" means, with respect to any Person, any Receivables securitization or factoring program pursuant to which such Person receives proceeds pursuant to a sale, pledge or other encumbrance of its Receivables.

      "Receivables Financing Amount" means at any date, with respect to any Receivables Facility of any Person that does not represent an incurrence of Indebtedness, the sum on such date of (a) the aggregate uncollected balances of Accounts Receivable (as defined in the definition of "Receivable") transferred ("Transferred Receivables") in such Receivables Facility plus (b) the aggregate amount of all collections of Transferred Receivables theretofore received by such Person but not yet remitted to the purchaser, net of all reserves and holdbacks retained by or for the benefit of the purchaser and net of any interest retained by such Person and reasonable costs and expenses (including, without limitation, fees and commissions and taxes other than income taxes) incurred by such Person in connection therewith and not payable to any Affiliate of such Person.

      "Receivables Subsidiary" means any Subsidiary created primarily to purchase or finance the receivables of the Company and/or its Subsidiaries pursuant to a Receivables
Facility, so long as it: (a) has no Indebtedness other than Non-Recourse Debt and (b) is a Person with respect to which neither the Company nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results other than to act as servicer of Receivables. If, at any time, such Receivables
Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary, it shall thereafter cease to be a Receivables Subsidiary for purposes of this Indenture and any Indebtedness of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such Section).

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 17, 1997, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

      "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Credit Facility" means the Credit Agreement dated as of June 17, 1997 among the Company and the financial institutions named therein, The Chase Manhattan Bank, as administrative agent, and Chase Securities Inc., as arranger, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

      "Senior Debt" means (i) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Senior Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Indebtedness (including Acquired Debt) permitted to be incurred by the Company or one of its Restricted Subsidiaries under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company or any of its Restricted Subsidiaries to any of its Subsidiaries or other Affiliates, (y) any trade payables or
(z) any Indebtedness that is incurred in violation of this Indenture.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

      "Specified Affiliate Payments" means: (i) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any future, present or former employee, director, officer or consultant of the Company (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, put agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions pursuant to this clause
(i) (without giving effect to the immediately following proviso) of $7.5 million in any calendar year) and no payment default on Senior Debt or the Notes shall have occurred and be continuing; provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company since the date hereof from the sale of Equity Interests of the Company to employees, directors, officers or consultants of the Company and its Subsidiaries that occurs in such calendar year (provided that such cash proceeds shall be excluded from clause (c)(ii) of the first paragraph under
Section 4.07 hereof) plus (B) the cash proceeds from key man life insurance policies received by the Company and its Restricted Subsidiaries in such calendar year; and provided further that cancellation of Indebtedness owing to the Company from employees, directors, officers or consultants of the Company or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Company shall not be deemed to constitute a Restricted Payment for purposes of this Indenture; (ii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests;
(iii) payments by the Company to members of management of the Company under the management incentive and equity participation plans as a result of and upon the Recapitalization to the extent disclosed in the Offering Memorandum; and (iv) payments permitted under clauses (5),
(6), (8), (9) and (11) of the second paragraph of Section
4.11 hereof.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Distribution" means the dividend or distribution by the Company of all the Equity Interests in any one Subsidiary and its direct or indirect Subsidiaries (collectively, a "Distributed Subsidiary") owned by the Company or any of its Restricted Subsidiaries; provided that
(A) prior to such dividend or distribution, the Company shall make an offer (a "Subsidiary Distribution Offer") to all Holders of Notes and Other Notes to purchase the principal amount (or, with respect to the Other Notes only, prior to the Full Accretion Date, the Accreted Value) of Notes and Other Notes equal to the product of (1) the outstanding principal amount (or, with respect to the Other Notes only, prior to the Full Accretion Date, the Accreted Value) of Notes and Other Notes immediately prior to such dividend or distribution, multiplied by (2) such portion of the Consolidated Cash Flow of the Company and its Restricted Subsidiaries (including the Distributed Subsidiary) for the most recently ended four full fiscal quarters of the Company (expressed as a decimal) as is attributable to the Distributed Subsidiary (calculated as set forth in the definition of Fixed Charge Coverage Ratio), at an offer price in cash (the "Subsidiary Distribution Offer Payment") in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any (or, with respect to the Other Notes only, prior to the Full Accretion Date, 101% of the Accreted Value thereof plus Liquidated Damages thereon, if any), to the date of purchase, in accordance with Section 3.10 hereof, provided, however, that the Subsidiary Distribution shall not occur in the Subsidiary Distribution Offer Period (as defined), (B) each of S&P and Moody's confirms, in writing, prior to such dividend or distribution, but following the announcement of the results of the Subsidiary Distribution Offer, that it will not downgrade its rating of the Notes or the Other Notes, (C) immediately following the transaction, the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters of the Company, calculated giving pro forma effect to (1) such dividend or distribution, (2) the repurchase of all Notes and Other Notes irrevocably tendered for purchase pursuant to the Subsidiary Distribution Offer and (3) any reduction of Indebtedness of the Company and its Restricted Subsidiaries that occurs concurrently with such dividend or distribution, is greater than the Fixed Charge Coverage Ratio for such four-quarter reference period immediately prior to such dividend or distribution and Subsidiary Distribution Offer,
(D) no Default or Event of Default exists immediately following the dividend or distribution or Subsidiary Distribution Offer, (E) the Consolidated Cash Flow of the Company and its remaining Restricted Subsidiaries for the most recently ended four full fiscal quarters of the Company, calculated giving pro forma effect to such dividend or distribution, is not less than 60% of the Consolidated Cash Flow of the Company and all of its Restricted Subsidiaries (including the Distributed Subsidiary) for such four-quarter reference period (calculated as set forth in the definition of Fixed Charge Coverage Ratio, but without giving pro forma effect to such dividend or distribution) and (F) no other dividend or distribution of Equity Interests in any Subsidiary has been made pursuant to clause
(vi) of Section 4.07 hereof subsequent to the date hereof.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
SectionSection 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Total Assets" means, at any time, the total consolidated assets of the Company and its Restricted
Subsidiaries at such time.  For the purposes of paragraph
(iv) of Section 4.09 hereof, Total Assets shall be determined giving pro forma effect to the lease, acquisition, construction or improvement of the assets being leased, acquired, constructed or improved with the proceeds of the relevant Indebtedness.

      "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section
2.06 hereof.

      "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 15, 2002, provided, however, that if the period from the redemption date to June 15, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Subsidiary" means (i) any Receivables Subsidiary in existence on the date hereof and (ii) any other Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such Section). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if
(i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.



Section 1.02.  Other Definitions.
                                             Defined in
          Term                                 Section

      "Affiliate Transaction"                 4.11
      "Asset Sale Offer"                      4.10
      "Change of Control Offer"               3.09
      "Change of Control Payment"             4.15
      "Covenant Defeasance"                   8.03
      "DTC"                                   2.03
      "Event of Default"                      6.01
      "Excess Proceeds"                       4.10
      "Excess Proceeds Offer"                 3.09
      "Excess Proceeds Amount"                4.10
      "incur"                                 4.09
      "Legal Defeasance"                      8.02
      "non-payment default"                  10.03
      "Noteholder"                           10.01
      "Offer Amount"                          3.09
      "Offer Period"                          3.09
      "payment default"                      10.03
      "Paying Agent"                          2.03
      "Payment Blockage Notice"              10.03
      "Permitted Debt"                        4.09
      "Purchase Date"                         3.09
      "Repurchase Offer"                      3.09
      "Registrar"                             2.03
      "Restricted Payments"                   4.07
      "Subsidiary Distribution Offer Amount"      3.10
      "Subsidiary Distribution Offer Period"      3.10
      "Subsidiary Distribution Offer Purchase Date"
3.10

Section 1.03.  Incorporation by Reference of Trust Indenture
            Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Notes means the Company, the Guarantors and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the mean ings so assigned to them.

Section 1.04.  Rules of Construction.

      Unless the context otherwise requires:

      (1)   a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (3)   "or" is not exclusive;

      (4) words in the singular include the plural, and in the plural include the singular;

      (5) provisions apply to successive events and transactions; and

      (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                           ARTICLE 2
                           THE NOTES


Section 2.01.  Form and Dating.

      The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.
The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.  Execution and Authentication.

      Two Officers shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

      The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust
Company ("DTC") to act as Depository with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA
Section 312(a).

Section 2.06.  Transfer and Exchange.

      (a)    Transfer and Exchange of Definitive Notes.
When Definitive Notes are presented by a Holder to the Registrar with a request:

                  (x)   to register the transfer of the
            Definitive Notes; or

                  (y)   to exchange such Definitive Notes
            for an equal principal amount of Definitive
            Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive
Notes presented or surrendered for register of transfer or exchange:

                        (i)   shall be duly endorsed or
               accompanied by a written instruction of
               transfer in form satisfactory to the
               Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                        (ii)  in the case of a Definitive
               Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                              (A)   if such Transfer
                  Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                              (B)   if such Transfer
                  Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
                  Act) in accordance with Rule 144A under
                  the Securities Act or pursuant to an
                  exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                              (C)   if such Transfer
                  Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

      (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            (i)   if such Definitive Note is a Transfer
         Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

            (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

      (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

            (d)   Transfer of a Beneficial Interest in a
         Global Note for a Definitive Note.

                  (i)   Any Person having a beneficial
            interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                              (A)   if such beneficial
                  interest is being transferred to the
                  Person designated by the Depository as
                  being the beneficial owner, a
                  certification to that effect from such
                  Person (in substantially the form of
                  Exhibit B hereto); or

                              (B)   if such beneficial
                  interest is being transferred to a
                  "qualified institutional buyer" (as
                  defined in Rule 144A under the Securities
                  Act) in accordance with Rule 144A under
                  the Securities Act or pursuant to an
                  exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                              (C)   if such beneficial
                  interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note
            Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                  (ii)  Definitive Notes issued in exchange
            for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

      (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection
(f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (f)   Authentication of Definitive Notes in
         Absence of Depository.  If at any time:

                  (i)   the Depository for the Notes
            notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii)  the Company, at its sole discretion,
            notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with
Section 2.02 hereof, authenticate and deliver, Definitive
Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

         (g) Legends.

                  (i)   Except as permitted by the following
            paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                     "THE NOTE (OR ITS PREDECESSOR)
            EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
            TRANSACTION EXEMPT FROM REGISTRATION UNDER
            SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
            (3) PURSUANT TO AN EFFECTIVE REGISTRATION
            STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE."

                  (ii)  Upon any sale or transfer of a
            Transfer Restricted Security (including any
            Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                        (A)   in the case of any Transfer
               Restricted Security that is a Definitive
               Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted
               Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                        (B)   in the case of any Transfer
               Restricted Security represented by a Global
               Note, such Transfer Restricted Security shall not be required to bear the first legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                  (iii) Notwithstanding the foregoing, upon
            consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section
            2.02 hereof, the Trustee shall authenticate
            Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the first legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule
            144A) of the Company.

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

            (i) General Provisions Relating to Transfers and Exchanges.

                        (i)   To permit registrations of
               transfers and exchanges, the Company shall execute and the Trustee shall authenticate
               Definitive Notes and Global Notes at the
               Registrar's request.

                        (ii)  No service charge shall be
               made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 3.09, 3.10, 4.07, 4.10, 4.15 and 9.05 hereto).

                         (iii)   The Registrar shall not be
               required to register the transfer of or
               exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                        (iv)  All Definitive Notes and
               Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                        (v)   The Company shall not be
               required:

                              (A)   to issue, to register
                  the transfer of or to exchange Notes
                  during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
                  Section 3.02 hereof and ending at the
                  close of business on the day of selection;
                  or

                              (B)   to register the transfer
                  of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                              (C)   to register the transfer
                  of or to exchange a Note between a record date and the next succeeding interest payment date.

                        (vi) Prior to due presentment for
               the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any
               Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                        (vii) The Trustee shall authenticate
               Definitive Notes and Global Notes in
               accordance with the provisions of Section
               2.02 hereof.

Section 2.07.  Replacement Notes.

      If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other
Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

       The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company, any Guarantor or an Affiliate of the Company or any Guarantor holds the Note.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

      Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                           ARTICLE 3
                   REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers'
Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.  Selection of Notes to Be Redeemed.

      If less than all of the Notes and the Other Notes are to be redeemed at any time, the Company shall select the securities to be purchased on a pro rata basis (among the Holders of the Notes and between the Notes and the Other Notes, based upon the outstanding principal amount (and/or Accreted Value, as applicable) thereof), with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes, or, if the Notes are not so listed, on a pro rata basis (among the Notes of such series only), by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Section 3.03.  Notice of Redemption.

      At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes to be redeemed and shall state:

      (a)   the redemption date;

      (b)   the redemption price;

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (d)   the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemp tion ceases to accrue on and after the redemption date;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with
Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.

      One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.

      (a) Except as described in clauses (b) and (c) below, the Notes will not be redeemable at the Company's option prior to June 15, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

      Year                       Percentage

          2002                                     104.750%
          2003                                     103.167%
          2004                                     101.583%
          2005 and thereafter                      100.000%

          (b) In addition, at any time and from time to time, prior to June 15, 2000, the Company may redeem up to 35% of the original aggregate principal amount of Notes at a redemption price of 110.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company; provided that at least 65% of the original aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such public offering.

          (c) At any time on or prior to June 15, 2002, the of Notes may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Section 3.08.  Mandatory Redemption.

          Except as set forth under Sections 4.10 and 4.15 hereof and except pursuant to a Subsidiary Distribution
Offer, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.09.  Repurchase Offers.

          (a)  In the event that the Company shall be
required to commence an offer to all Holders to purchase
Notes (a "Repurchase Offer"), pursuant to Section 4.10 hereof (an "Excess Proceeds Offer"), or pursuant to Section
4.15 hereof (a "Change of Control Offer") the Company shall follow the procedures specified below.

          (i) Within 30 days after (A) a Change of Control (unless (1) the Company is not required to make such offer pursuant to Section 4.15(b) hereof or (2) all Notes have been called for redemption pursuant to Section 3.07(c) hereof) or (B) an Asset Sale Offer Triggering Event (as defined), the Company shall (x) commence a Repurchase Offer, which shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period") and (y) send, by first class mail, a notice to the Trustee and each of the Holders which shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale Offer Triggering Event, as the case may be, and shall state:

               (A)  that the Repurchase Offer is being made
     pursuant to this Section 3.09 and Section 4.10 or 4.15 hereof, as the case may be.

               (B)  the principal amount of Notes required
     to be purchased pursuant to Section 4.10 hereof, in the case of an Excess Proceeds Offer, or 4.15 hereof, in the case of a Change of Control Offer (the "Offer Amount"), the purchase price and, that on the date specified in such notice (the "Purchase Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed and no earlier than 5 days after the termination of the Offer Period, the Company shall repurchase all Notes validly tendered and not withdrawn pursuant to this Section
     3.09 and 4.10 or 4.15, as applicable.

               (C)  that any Note not tendered or accepted
     for payment shall continue to accrete or accrue interest;

               (D)  that, unless the Company defaults in
     making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

               (E)  that Holders electing to have a Note
     purchased pursuant to an Repurchase Offer may elect to have all or any portion of such Note purchased;

               (F)  that Holders electing to have a Note
     purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (G)  that Holders shall be entitled to
     withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (H)  that, if the aggregate principal amount
     and/or Accreted Value, as the case may be, of Notes and Other Notes surrendered by Holders thereof exceeds the Offer Amount, the Company shall select the securities to be purchased on a pro rata basis (among the Holders of the Notes and between the Notes and the Other Notes, based upon the outstanding principal amount and/or Accreted Value, as applicable, thereof), with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased; and

               (I)  that Holders whose Notes were purchased
     only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

               (J) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          (ii) On (or at the Company's election, before) the Purchase Date, the Company shall, (A) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09, (B) deposit with the Paying Agent an amount equal to the Change of Control Payment or Excess Proceeds Payment in respect of all Notes or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to Change of Control Payment or Excess Proceeds Payment, as applicable, with respect to the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered, provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. All Notes or portions thereof purchased pursuant to the Repurchase Offer will be cancelled by the Trustee. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days after the Purchase Date.

          If the Company complies with the provisions of the preceding paragraph, on and after the Purchase Date, interest shall cease to accrue on the Notes or the portions of Notes called for repurchase. If a Note is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for repurchase shall not be so paid upon surrender for repurchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

          (b)  If the Purchase Date is on or after an
interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

          (c)  The Company shall comply with the
requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 3.09, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          (d) Prior to complying with the provisions of this Section 3.09, but in any event within 90 days following a Change of Control or Asset Sale Offer Triggering Event, as applicable, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 3.09 and
Section 4.10 or 4.15, as applicable.

          (e)  Once notice of repurchase is mailed in
accordance with this Section 3.09, all Notes validly tendered and not withdrawn (or if the Company is not required to repurchase all of such Notes, then the pro rata portion of such Notes that the Company may be required to purchase pursuant to Section 3.02 and/or 4.10 hereof, as applicable) become irrevocably due and payable on the Purchase Date at the purchase price specified therein. A notice of repurchase may not be conditional.

          (f)  Other than as specifically provided in this
Section 3.09 or Section 4.10 or 4.15, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.02 and 3.06 hereof.

Section 3.10.  Subsidiary Distribution Offers.

          (a)  In the event that the Company shall be
required to commence a Subsidiary Distribution Offer, the Company shall follow the procedures specified below.

          (i)  At least 20 Business Days prior to any
Subsidiary Distribution, the Company shall (x) commence a Subsidiary Distribution Offer, which shall remain open for a period of at least 20, but not to exceed 30, Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Subsidiary Distribution Offer Period") and (y) send, by first class mail, a notice to the Trustee and each of the Holders which shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Subsidiary Distribution Offer. The notice, which shall govern the terms of the Subsidiary Distribution Offer, shall describe the transaction or transactions that constitute the Subsidiary Distribution and shall state:

               (A)  that the Subsidiary Distribution Offer
     is being made pursuant to this Section 3.10 and
     Section 4.07 hereof.

               (B)  the principal amount of Notes required
     to be purchased pursuant to this Section 3.10, Section
     4.07 and the definition of "Subsidiary Distribution" (the "Subsidiary Distribution Offer Amount"), the purchase price and, that on the date specified in such notice (the "Subsidiary Distribution Offer Purchase Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed and no earlier than 5 days after the termination of the Subsidiary Distribution Offer Period, the Company shall repurchase all Notes validly tendered and not withdrawn pursuant to this Section 3.10 and 4.07.

               (C)  that any Note not tendered or accepted
     for payment shall continue to accrete or accrue interest;

               (D)  that, unless the Company defaults in
     making such payment, any Note accepted for payment pursuant to the Subsidiary Distribution Offer shall cease to accrue interest after the Subsidiary
     Distribution Offer Purchase Date;

               (E)  that Holders electing to have a Note
     purchased pursuant to an Subsidiary Distribution Offer may elect to have all or any portion of such Note purchased;

               (F)  that Holders electing to have a Note
     purchased pursuant to any Subsidiary Distribution Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer bybook-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice at least three days before the Subsidiary Distribution Offer Purchase Date;

               (G)  that Holders shall be entitled to
     withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Subsidiary Distribution Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (H)  that, if the aggregate principal amount
     and/or Accreted Value, as the case may be, of Notes and Other Notes surrendered by Holders thereof exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (among the Holders of the Notes and between the Notes and the Other Notes, based upon the outstanding principal amount (or Accreted Value, as applicable) thereof), with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased; and

               (I)  that Holders whose Notes were purchased
     only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

               (J) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          (ii) On (or at the Company's election, before) the Subsidiary Distribution Offer Purchase Date, the Company shall, (A) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Subsidiary Distribution Offer and not theretofore withdrawn, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10, (B) deposit with the Paying Agent an amount equal to the Subsidiary Distribution Offer Payment in respect of all Notes or portions thereof so tendered and
(C) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount, the Accreted Value) of Notes or portions thereof being purchased by the Company. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Subsidiary Distribution Offer Purchase Date) mail or deliver to each tendering Holder an amount equal to the Subsidiary Distribution Offer Payment of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to the principal amount at maturity of any unpurchased portion of the Note surrendered, provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. All Notes or portions thereof purchased pursuant to the Subsidiary Distribution Offer will be cancelled by the Trustee. The Company shall publicly announce the results of the Subsidiary Distribution Offer on or as soon as practicable after the Subsidiary Distribution Offer Purchase Date, but in no case more than five Business Days after the Subsidiary Distribution Offer Purchase Date.

          If the Company complies with the provisions of the preceding paragraph, on and after the Subsidiary Distribution Offer Purchase Date, interest shall cease to accrue on the Notes or the portions of Notes called for repurchase. If a Note is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for repurchase shall not be so paid upon surrender for repurchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Subsidiary Distribution Offer Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

          (b) If the Subsidiary Distribution Offer Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Subsidiary Distribution Offer.

          (c)  The Company shall comply with the
requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Subsidiary Distribution Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 3.10, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          (d) Prior to complying with the provisions of this Section 3.10, but in any event prior to any Subsidiary Distribution, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 3.10, and
Section 4.07 and the definition of "Subsidiary
Distribution".

          (e)  Other than as specifically provided in this
Section 3.10, any purchase pursuant to this Section 3.10
shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                           ARTICLE 4
                           COVENANTS

Section 4.01.  Payment of Notes.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy
Code) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust
Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.  Reports.

          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within 15 days after the Company would be required to file such information in accordance with the time periods specified in the SEC's rules and regulations. In addition, commencing after the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) within the time periods specified in the SEC's rules and regulations. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it shall furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.  Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  Stay, Extension and Usury Laws.

          The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution (including, without limitation, any payment in connection with any merger or consolidation) on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except (A) a payment of interest or principal at Stated Maturity and (B) the purchase, repurchase or other acquisition or retirement of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through
(iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b)  the Company would, at the time of such
     Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by the next succeeding paragraph), is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Subsidiary) since the date hereof of, or from capital contributions with respect to, Equity Interests of the Company (other than Disqualified Stock), plus (iii) the aggregate principal amount (or accreted value, if less) of Indebtedness of the Company or any Restricted Subsidiary issued since the date hereof (other than to a Subsidiary) that has been converted into Equity Interests (other than Disqualified Stock) of the Company, plus (iv) 100% of the aggregate net cash received by the Company or a Restricted Subsidiary of the Company since the date hereof from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Company or a Restricted Subsidiary) thereof made by the Company and its Restricted Subsidiaries or
     (B) a cash dividend from, or the sale (other than to the Company or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, plus (v) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investments of the Company and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

          The foregoing provisions will not prohibit:

           (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) (A) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or subordinated Indebtedness of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of, or a capital contribution to, the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

          (iii) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness made by an exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

          (iv) the payment of any dividend by a Restricted
Subsidiary of the Company to the holders of its common
Equity Interests on a pro rata basis;

          (v) to the extent constituting Restricted
Payments, the Specified Affiliate Payments;

          (vi) the Subsidiary Distribution; and

          (vii) payments that would otherwise be Restricted
Payments in an aggregate amount not to exceed $10.0 million.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this
Section 4.07. The amount of such outstanding Investments shall be equal to the portion of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Company.

Section 4.08.  Dividend and Other Payment Restrictions
          Affecting Subsidiaries.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date hereof, (b) the provisions of security or pledge agreements (or similar agreements) restricting transfers of the assets secured thereby, (c) this Indenture, the Notes and the Subsidiary Guarantees, (d) any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (f) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors or senior management of the Company, are necessary or advisable to effect such Receivables Facility,
(h) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (2) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (3) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages, (i) contracts for the sale of assets, including, without limitation, any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition, (j) contractual encumbrances or restrictions in effect on the date hereof, including, without limitation, pursuant to the Senior Credit Facility and its related documentation, (k) restrictions on cash or other deposits or net worth imposed by leases, credit agreements or other agreements entered into in the ordinary course of business, (l) customary provisions in joint venture agreements and other similar agreements, (m) any encumbrances or restrictions created with respect to Indebtedness of Restricted Subsidiaries permitted to be incurred subsequent to the date hereof pursuant to the provision of Section 4.09 hereof and (n) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09.  Incurrence of Indebtedness and Issuance of
          Preferred Stock.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Restricted Subsidiaries may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 1.75 to 1, if such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued on or prior to June 30, 1999, and 2.00 to 1, if such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The provisions of the first paragraph of this
Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted
Debt"):

     (i) the incurrence by the Company of term and revolving Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) under Credit Facilities; provided that the aggregate principal amount of such Indebtedness after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $300.0 million less (A) the aggregate amount of any Net Proceeds of Asset Sales that have been applied since the date hereof to repay Indebtedness incurred under this clause
(i) (or any such Permitted Refinancing Indebtedness) pursuant to clause (a) of the first sentence of the second paragraph of Section 4.10 hereof and less (B) subsequent to any Subsidiary Distribution, an amount equal to the product of (1) the maximum amount of Indebtedness otherwise permitted to be outstanding under the terms of this clause
(i) at the date of such Subsidiary Distribution and (2) a fraction, the numerator of which shall be (x) the Consolidated Cash Flow of the Company and all of its Restricted Subsidiaries (including the Distributed Subsidiary) for the four full fiscal quarters immediately preceding such Subsidiary Distribution minus (y) the Consolidated Cash Flow of the Company and its remaining Restricted Subsidiaries for such four-quarter reference period, calculated giving pro forma effect to such Subsidiary Distribution, and the denominator of which shall be the Consolidated Cash Flow of the Company and all of its Restricted Subsidiaries (including the Distributed Subsidiary) for such four-quarter reference period;

     (ii)  the incurrence by the Company and its Restricted
Subsidiaries of Existing Indebtedness;

     (iii) the incurrence by the Company of Indebtedness represented by the Notes and by the Guarantors of Indebtedness represented by the Subsidiary Guarantees;

     (iv) the incurrence by the Company or any of its Restricted Subsidiaries of (A) Acquired Debt or (B) Indebtedness (including Capital Lease Obligations) for the purpose of financing or refinancing all or any part of the lease, purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party), in an aggregate principal amount at the date of such incurrence (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv)) not to exceed an amount equal to 10.0% of Total Assets; provided that, in the case of Indebtedness exceeding $2.0 million incurred pursuant to this clause (iv), such Indebtedness exists at the date of such purchase or transaction or is created within 180 days thereafter;

     (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing
Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred;

     (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, including, without limitation, any Indebtedness arising in connection with a Receivables Facility; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be that was not permitted by this clause (vi);

     (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (A) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) for the purpose of fixing or hedging currency exchange rate risk incurred in the ordinary course of business;

     (viii) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted
Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

     (ix) the incurrence of Indebtedness secured by Receivables, provided that the aggregate principal amount of such Indebtedness incurred pursuant to this clause (ix) does not, at any time, exceed an amount equal to $100.0 million less the aggregate Receivable Financing Amount of all Receivables Facilities of the Company and its Restricted Subsidiaries;

     (x) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under (or constituting reimbursement obligations with respect to) letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

     (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which may comprise Indebtedness under the Senior Credit Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi), not to exceed an amount equal to $30.0 million.

     For purposes of determining compliance with Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; provided that all outstanding Indebtedness under the Senior Credit Facility immediately following the Recapitalization shall be deemed to have been incurred pursuant to clause (i) of the definition of Permitted Debt. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

Section 4.10.  Asset Sales.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or, in the case of liabilities of a Restricted Subsidiary, the Subsidiary Guarantee of such Subsidiary) that are assumed by the transferee of any such assets and
(y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt, shall be deemed to be cash for purposes of this provision; provided further, however, that this clause (ii) shall not apply to any sale of interests in Unrestricted Subsidiaries.

          Within 360 days after the receipt of any Net
Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt or Pari Passu Indebtedness (provided that if the Company shall so reduce Pari Passu Indebtedness, it shall equally and ratably make an Asset Sale Offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders),
(b) to invest properties and assets that will be used or useful in the business of the Company or any of its Subsidiaries or (c) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other assets, in each case, in the same or a similar line of business as the Company was engaged in on the date hereof. Pending the final application of any such Net Proceeds, the Company may temporarily reduce borrowings under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall (i) make an offer to all Holders of Notes, and (ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Indebtedness of the Company in accordance with provisions requiring the Company to prepay, purchase or redeem such Indebtedness with the proceeds from any asset sales (or offer to do so), pro rata in proportion to the respective principal amounts (or accreted value, as applicable) of the Notes and such other Indebtedness required to be prepaid, purchased or redeemed or tendered for pursuant to such offer (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (the "Excess Proceeds Amount"), at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in
Section 3.09 hereof. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.  Transactions with Affiliates.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date hereof involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing. In addition, the following will not be deemed to be Affiliate Transactions:
(1) the provision of administrative or management services by the Company or any of its officers to any of its Restricted Subsidiaries in the ordinary course of business,
(2) any employment agreement, collective bargaining agreement, employee benefit plan, related trust agreement or any similar arrangement heretofore or hereafter entered into in the ordinary course of business, (3) transactions between or among the Company and/or its Restricted Subsidiaries, (4) Restricted Payments that are permitted by Section 4.07 hereof (other than clause (viii) of the second paragraph thereof), (5) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (6) maintenance in the ordinary course of business (and payments required thereby) of benefit programs, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements and retirement or savings plans and similar plans, (7) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business, (8) sales of Receivables to a Receivables Subsidiary, (9) the payment of annual management, consulting and advisory fees and related expenses to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Company), (10) payments by the Company or any of its Restricted Subsidiaries to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Company) made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Company in good faith, (11) any agreement as in effect as of the date hereof or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby, (12) the payment of all fees and expenses related to the Merger and the Recapitalization, (13) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (14) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date hereof, any amendments thereto and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any such future amendment to any such existing agreement or under any such similar agreement entered into after the date hereof shall only be permitted by this clause (14) to the extent that the terms of any such amendment or new agreement are not more disadvantageous to the Holders in any material respect than those in effect on the date hereof, and (15) Indebtedness permitted by paragraph (vi) or, to the extent such Indebtedness is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person, paragraph (xi) of Section 4.09 hereof.

Section 4.12.  Liens.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13.  Business Activities.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14.  Corporate Existence.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organ izational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

section 4.15.  Offer to Repurchase Upon Change of Control.

          (a) Upon the occurrence of a Change of Control, unless all Notes have been called for redemption pursuant to
Section 3.07(c), each Holder of Notes will have the right to require the Company to, pursuant to the procedures required by Section 3.09 hereof, repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.

          (b) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 and purchases all Notes validly tendered and not withdrawn under such Change of Control
Offer.

Section 4.16.  No Senior Subordinated Debt.

          (i) The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor shall incur any Indebtedness that is subordinate or junior in right of payment to the Senior Debt and senior in any respect in right of payment to the Subsidiary Guarantees.

Section 4.17.  Subsidiary Guarantees.

          All current and future Subsidiaries of the Company substantially all of whose assets are located in the United States or that conduct substantially all of their business in the United States, other than Subsidiaries that have been properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries, shall be Guarantors in accordance with the terms of this Indenture. If the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date hereof or designate an Unrestricted Subsidiary to be a Subsidiary, then such newly acquired, created or designated Subsidiary, if substantially all of such Subsidiary's assets are located in the United States or such Subsidiary conducts substantially all of its business in the United States, shall execute a Supplemental Indenture in substantially the form as Exhibit C hereof and deliver an Opinion of Counsel, in accordance with Section 12.05 hereof, provided, that this
Section 4.17 shall not apply to (i) any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary and (ii) any Subsidiary of the Company substantially all of such Subsidiary's assets are not located in the United States and that does not conduct substantially all of its business in the United States. Each Subsidiary Guarantee shall be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.


                           ARTICLE 5
                           SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of all or
          Substantially all Assets.

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof or (y) have a Fixed Charge Coverage Ratio at least equal to the Fixed Charge Coverage Ratio of the Company for such four-quarter reference period. The foregoing provisions shall not apply to the Merger or the Subsidiary Distribution. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.02.  Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.01 hereof.


                           ARTICLE 6
                     DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

          Each of the following constitutes an Event of
Default:

          (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by Article 10 hereof);

          (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof);

          (c) failure by the Company for 30 days after notice to comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.15 or 5.01;

          (d) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

          (e) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million;

          (f) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary to pay final non-appealable judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (g) except as permitted by this Indenture, any Subsidiary Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (h) if, the Company or any of its Restricted
Subsidiaries that is a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Code:

                              (i)  commences a voluntary
                    case,

                    (ii) consents to the entry of an order
          for relief against it in an involuntary case,

                    (iii)     consents to the appointment of
          a Custodian of it or for all or substantially all of its property,

                    (iv) makes a general assignment for the
          benefit of its creditors, or

               (v)  generally is not paying its debts as
     they become due; or

          (i) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:

                    (i)  is for relief against the Company
          or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

                    (ii) appoints a Custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

                    (iii)     orders the liquidation of the
          Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

               and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  Acceleration.

          (a)  If any Event of Default occurs and is
continuing, the Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from Section 6.01(h) or (i) all outstanding Notes will become due and payable without further action or notice. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         (b)   The Holders of a majority in aggregate
principal amount of the then outstanding Notes by notice to the Trustee may rescind any declaration of acceleration of such Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Defaults and Events of Default (other than the nonpayment of principal of, or premium, if any, or interest on, the Notes which shall have become due by such declaration) shall have been cured or waived.

Section 6.03.  Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing
Default or Event of Default in the payment of interest on, or the principal of, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy avail able to the Trustee or exercising any trust or power con ferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, it being understood that (subject to Section 7.01) the Trustee shall have no duty to conduct an independent investigation to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders, or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding
   Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Holders of the Notes may not enforce this Indenture or the Notes, except as provided herein.

Section 6.07.  Rights of Holders of Notes to Receive
            Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or
(b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

      If the Trustee collects any money pursuant to this
Article 6, it shall pay out the money in the following order:

      First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated
Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated
Damages, if any and interest, respectively; and

      Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section
6.10.

Section 6.11.  Undertaking for Costs.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.06 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                           ARTICLE 7
                            TRUSTEE

Section 7.01.  Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b)   Except during the continuance of an Event of
Default:

      (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

      (i) this paragraph does not limit the effect of paragraph (b) of this Section;

      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
   Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonable to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.


      (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

      (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company, during reasonable business hours and subject to executing a confidentiality undertaking in customary form and with respect to confidential information and/or proprietary information of the Company.

      (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

      (j) Except for (i) a default under Sections 6.01(a) or (b) hereof, or (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or any Holder of the Securities then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

Section 7.03.  Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or any Affiliate of the Company or the Guarantors with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

      Within 60 days after each May 15 beginning with the May 15 following the date hereof and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and investigating or defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or
(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administra tion under any Bankruptcy Code.

      The Trustee shall comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

      A resignation or removal of the Trustee and appoint ment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d)   the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes.
The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and
(5).  The Trustee is subject to TIA Section 310(b).

Section 7.11.  Preferential Collection of Claims Against
            Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                           ARTICLE 8
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant
            Defeasance.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding
Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  Covenant Defeasance.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Sections 4.07, 4.08, 4.09, 4.10, 4.11,
4.12, 4.13, 4.15, 4.16 and 4.17 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

   The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding
Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

               (b) in the case of an election under Section
      8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
      (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
      (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section
      8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

               (e) such Legal Defeasance or Covenant
      Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) the Company or the Guarantors shall have delivered to the Trustee an Opinion of Counsel, subject customary assumptions and exclusions, to the effect that after the 91st day following the deposit, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Company or subject to the "automatic stay" under the Bankruptcy Code;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

               (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.  Deposited Money and Government Securities to
            be Held in Trust; Other Miscellaneous
            Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.  Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium and Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company and such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                           ARTICLE 9
               AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the
Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

   (i) to cure any ambiguity, defect or inconsistency;

   (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

   (iii) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets;

   (iv) to release any Subsidiary Guarantee in accordance with the provisions of this Indenture (including in connection with a Subsidiary Distribution);

   (v) to provide for additional Guarantors;

   (vi) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

   (vii) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

      (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to Section 4.10 and 4.15 hereof);

      (iii) reduce the rate of or change the time for payment of interest on any Note;

      (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

      (v) make any Note payable in money other than that stated in the Notes;

      (vi) reduce the principal amount of such series of Notes that need to consent to any waiver of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

      (vii) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or 4.15); or

       (viii) make any change in the foregoing amendment and waiver provisions.


Section 9.03.  Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental
Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                           ARTICLE 10
                         SUBORDINATION

Section 10.01.  Agreement to Subordinate.

      The Company agrees, and each Holder of a Note (a "Noteholder") by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02.  Liquidation; Dissolution; Bankruptcy.

      Upon any payment or distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described in Article 8. The term "payment" means, with respect to the Notes any payment, whether in cash or other assets or property, of interest, principal (including redemption price and purchase price), premium, Liquidated Damages or any other amount on, of or in respect of the Notes, any other acquisition of Notes and any deposit into the trust described in Article 8 above. The verb "pay" has a correlative meaning.

Section 10.03.  Default on Designated Senior Debt.

      The Company also may not make any payment or distribution upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described in
Article 8 above), if (i) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (a "payment default") or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms or (ii) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a "non-payment default") and, in the case of this clause (ii) only, the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded, and (b) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

Section 10.04.  Acceleration of Notes.

      If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 10.05.  When Distribution Must Be Paid Over.

      In the event that the Trustee or any Noteholder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Noteholder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Noteholder, in trust for the benefit of, and shall be paid forthwith over and delivered, by the Trustee (if the Notice required by Section 10.06 has been received by the Trustee) or the Holder, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

      With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this
Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Noteholders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06.  Notice by Company.

      The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

      The Company shall promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default. The Company may not pay any such accelerated Notes until five Business Days after such holders receive notice of such acceleration and, thereafter, may make such payment only if otherwise permissible under this Article 10.

Section 10.07.  Subrogation.

      After all Senior Debt is paid in full and until the Notes are paid in full, Noteholders shall be subrogated
(equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Noteholders have been applied to the payment of Senior
Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on the Notes.

Section 10.08.  Relative Rights.

      This Article defines the relative rights of Noteholders and holders of Senior Debt. Nothing in this Indenture shall:

      (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

      (2) affect the relative rights of Noteholders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

      (3) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Noteholders.

      If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09.  Subordination May Not Be Impaired by
Company.

      No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10.  Distribution or Notice to Representative.

      Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Noteholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Noteholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11.  Rights of Trustee and Paying Agent.

      Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

      The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12.  Authorization to Effect Subordination.

      Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13.  Amendments.

      The provisions of this Article 10 shall not be amended or modified except as set forth in Section 9.02 hereof.

                           ARTICLE 11
                     SUBSIDIARY GUARANTEES

Section 11.01. Subsidiary Guarantees.

      Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, interest on any interest, if any (to the extent permitted by law), and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors shall, jointly and severally with all other Guarantors, be obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of the Obligations hereunder. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.
The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

Section 11.02. Execution and Delivery of Subsidiary
            Guarantee.

      To evidence its Subsidiary Guarantee set forth in
Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

      Each Guarantor hereby agrees that its Subsidiary
Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

      If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee (in existence on or after the date hereof) set forth in this Indenture on behalf of the Guarantors.

Section 11.03. Guarantors May Consolidate, Etc., on Certain
            Terms.

      No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustees, under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and
(iii) the Company will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
Section 4.09 hereof or (y) have a Fixed Charge Coverage Ratio at least equal to the actual Fixed Charge Coverage Ratio for such four-quarter reference period. Notwithstanding the foregoing clauses (ii) and (iii), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Guarantor and (b) any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

Section 11.04. Releases Following Sale of Assets.

      In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor (including by way of a Subsidiary Distribution), then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantees; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof to the extent required to be so applied. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for its other obligations under this Indenture as provided in this Article 11.

Section 11.05. "Trustee" to Include Paying Agent.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this
Article 11 in place of the Trustee.

Section 11.06. Additional Guarantors.

      Any Person that was not a Guarantor on the date hereof may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in substantially the form of Exhibit C hereto, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights, fraudulent transfers, public policy, equitable principles and other matters as may be reasonably acceptable to the Trustee).

Section 11.07. Subordination of Subsidiary Guarantee.

      The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be subordinated in right of payment to the prior payment, in full, of all Obligations due in respect of Senior Debt of such Guarantor, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed.

Section 11.08.  Liquidation; Dissolution; Bankruptcy.

      Upon any payment or distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshalling of such Guarantor's assets and liabilities, the holders of Senior Debt of such Guarantor will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Subsidiary Guarantees, and until all Obligations with respect to such Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Notes would be entitled shall be made to the holders of such Senior Debt (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described in Article 8. The term "payment" means, with respect to the Notes any payment, whether in cash or other assets or property, of interest, principal (including redemption price and purchase price), premium, Liquidated Damages or any other amount on, of or in respect of the Subsidiary Guarantees, any other acquisition of Notes and any deposit into the trust described in Article 8 above.
The verb "pay" has a correlative meaning.


Section 11.09.  Default on Designated Senior Debt.

      No Guarantor shall make any payment or distribution upon or in respect of the Subsidiary Guarantees (except in Permitted Junior Securities or from the trust described in
Article 8) if (i) a payment default with respect to Designated Senior Debt of such Guarantor occurs and is continuing or any other default on Designated Senior Debt of such Guarantor occurs and the maturity of such Designated Senior Debt of such Guarantor is accelerated in accordance with its terms or (ii) a non-payment default occurs and is continuing with respect to Designated Senior Debt of such Guarantor that permits holders of the Designated Senior Debt of such Guarantor as to which such default relates to accelerate its maturity and, in the case of this clause (ii) only, the Trustee receives a Payment Blockage Notice from the Company or the holders of any Designated Senior Debt of such Guarantor. Payments in respect of such Guarantor's Subsidiary Guarantee may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt of such Guarantor that has been accelerated, such acceleration has been rescinded, and (b) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of such Guarantor has been accelerated. No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

Section 11.10.  Acceleration of Notes.

      Each Guarantor shall promptly notify holders of Senior
Debt of such Guarantor if payment of the Subsidiary
Guarantees is accelerated because of an Event of Default.

Section 11.11.  When Distribution Must Be Paid Over.

      In the event that the Trustee or any Holder receives from a Guarantor any payment of any Obligations with respect to the Subsidiary Guarantees at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 11.09 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, by the Trustee (if the Notice required by Section
10.06 has been received by the Trustee) or the Holder, upon written request, to, the holders of Senior Debt of such Guarantor as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of such Guarantor remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of such Guarantor.

      With respect to any Guarantor with respect to the holders of Senior Debt of such Guarantor, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt of such Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of such Guarantor, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this
Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 11.12. Notice By a Guarantor.

      Each Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to such Guarantor that would cause a payment of any Obligations with respect to the Notes or its Subsidiary Guarantee to violate this Article 11, but failure to give such notice shall not affect the subordination of its Subsidiary Guarantee or of the Notes to the Senior Debt of such Guarantor as provided in this
Article 11.

Section 11.13.  Subrogation.

      With respect to any Guarantor, after all Senior Debt of such Guarantor is paid in full and until the Subsidiary Guarantees are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness of such Guarantor pari passu with the Notes) to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt of such Guarantor. A distribution made under this Article 11 to holders of Senior Debt of such Guarantor that otherwise would have been made to Holders is not, as between the such Guarantor and Holders, a payment by the Company on the Senior Debt of such Guarantor.

Section 11.14.  Relative Rights.

      This Article 11 defines the relative rights of Holders and holders of Senior Debt of the Guarantors. Nothing in this Indenture shall:

      (1) impair, as between each Guarantor and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay principal of and interest and Liquidated Damages, if any, on the Subsidiary Guarantees in accordance with their terms;

      (2) affect the relative rights of Holders and creditors of each Guarantor other than their rights in relation to holders of Senior Debt of such Guarantor; or

      (3)   prevent the Trustee or any Holder from
   exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of each Guarantor to receive distributions and payments otherwise payable to Holders.

      If any Guarantor fails because of this Article 11 to pay principal of or interest on the Subsidiary Guarantees to a Holder on the due date, the failure is still a Default or Event of Default.

Section 11.15.  Subordination May Not Be Impaired by any
Guarantor.

      With respect to any Guarantor, no right of any holder of Senior Debt of such Guarantor to enforce the subordination of the Subsidiary Guarantee shall be impaired by any act or failure to act by such Guarantor or any Holder or by the failure of such Guarantor to comply with this Indenture.

Section 11.16.  Distribution or Notice to Representative.

      With respect to any Guarantor, whenever a distribution is to be made or a notice given to holders of Senior Debt of such Guarantor, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 11.

Section 11.17.  Rights of Trustee and Paying Agent.

      Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Subsidiary Guarantee to violate this Article 11. Only a Guarantor or a Representative may give the notice. Nothing in this
Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

      With respect to any Guarantor, the Trustee in its individual or any other capacity may hold Senior Debt of such Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 11.18.  Authorization to Effect Subordination.

      Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding relative to any Guarantor referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Debt of each Guarantor is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 11.19.  Limitation of Guarantor's Liability.

      Each Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Subsidiary Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligation of such Guarantor under its Subsidiary Guarantee under this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Subsidiary Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.


                           ARTICLE 12
                         MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section318(c), the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 12.02. Notices.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (regis tered or certified, return receipt requested), telex, tele copier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

         Falcon Building Products, Inc.
         Two North Riverside Plaza, Suite 1100
         Chicago, Illinois 60606
         Telecopier No.:  (312) 906-8402
         Attention:     Gus Athas

      With a copy to:

         Gibson, Dunn & Crutcher LLP
         200 Park Avenue
         New York, NY 10166-0193
         Telecopier No.:  (212) 351-4035
         Attention:  Charles K. Marquis

      If to the Trustee:

         Harris Trust and Savings Bank
         311 West Monroe Street
         12th Floor
         Chicago, IL 60606
         Telecopier No.:   (312) 461-3525
         Attention:  Indenture Trust Division


      The Company or the Trustee, by notice to the others may designate additional or different addresses for subse quent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by over night air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other
            Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions
            Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or
            Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture
(other than a certificate provided pursuant to TIA
Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

      (a) a statement that the Person making such certi ficate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers,
            Employees and Stockholders.

      No director, officer, employee, incorporator or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Subsidiary Guarantees by accepting a Note and a Subsidiary Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

Section 12.08. Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN
AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE
SUBSIDIARY GUARANTEES.

Section 12.09. No Adverse Interpretation of Other
            Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

      All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                 [Signatures on following page]

                           SIGNATURES

Dated as of June 17, 1997     Falcon Building Products


                              By:     /s/ Gus J. Athas
                                      -------------------
                              Name:   Gus J. Athas
                              Title:  Executive Vice President, General
                                      Counsel and Secretary


Dated as of June 17, 1997     Hart & Cooley, Inc.


                              By:    /s/ Gus J. Athas
                                     ---------------------
                              Name:  Gus J. Athas
                              Title: Vice President, General Counsel
                                     and Secretary


Dated as of June 17, 1997     Mansfield Plumbing Products, Inc.


                              By:    /s/ Gus J. Athas
                                     ----------------------
                              Name:  Gus J. Athas
                              Title: Vice President, General Counsel
                                     and Secretary


Dated as of June 17, 1997     DeVilbiss Air Power Company


                              By:    /s/ Gus J. Athas
                                     ----------------------
                              Name:  Gus J. Athas
                              Title: Vice President, General Counsel
                                     and Secretary


Dated as of June 17, 1997     SWC Industries, Inc.


                              By:    /s/ Gus J. Athas
                                     ----------------------
                              Name:  Gus J. Athas
                              Title: Vice President, General Counsel
                                     and Secretary


Dated as of June 17, 1997     Ex-Cell Manufacturing Company, Inc.


                              By:    /s/ Gus J. Athas
                                     ----------------------
                              Name:  Gus J. Athas
                              Title: Vice President, General Counsel
                                     and Secretary




Dated as of June 17, 1997     Harris Trust and Savings Bank


                              By:     /s/ Kevin O. Healey
                                      ----------------------
                              Name:   Kevin O. Healey
                              Title:  Senior Vice President


                              By:     /s/ D. G. Donovan
                                      ---------------------
                              Name:   D. G. Donovan
                              Title:  Assistant Secretary

                           Exhibit A
                         (Face of Note)

 9 1/2% [Series A] [Series B] Senior Subordinated Notes due 2007


     No.                                              $__________

                 Falcon Building Products, Inc.

     promises to pay to

     or registered assigns,

     the principal sum of

     Dollars on June 15, 2007.

     Interest Payment Dates:  June 15 and December 15

     Record Dates:  June 1 and December 1


     Dated:  June 17, 1997

                                              Falcon Building Products, Inc.


                                               By:  _________________________
                                               Name:
                                               Title:



This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

Harris Trust and Savings Bank,
as Trustee

By:  ________________________

                       (Back of Note)

 91/2% [Series A] [Series B] Senior Subordinated Notes due 2007


     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1

     THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
     (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Falcon Building Products, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 91/2% per annum from June 17, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3.  Paying Agent and Registrar.  Initially, Harris
Trust and Savings Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of June 17, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.
Code SectionSection 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $145.0 million in aggregate principal amount.

     5.  Optional Redemption.

          (a) Except as described in paragraphs (b) and (c) below, the Notes will not be redeemable at the Company's option prior to June 15, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

          Year                                    Percentage

          2002                                     104.750%
          2003                                     103.167%
          2004                                     101.583%
          2005 and thereafter                      100.000%

          (b) In addition, at any time and from time to time, prior to June 15, 2000, the Company may redeem up to 35% of the original aggregate principal amount of Notes at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company; provided that at least 65% of the original aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such public offering.

          (c) At any time on or prior to June 15, 2002, the of Notes may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

     6.  Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.  Repurchase at Option of Holder.

          (a) Upon the occurrence of a Change of Control, unless all Notes have been called for redemption pursuant paragraph 5(c) above, each Holder of Notes will have the right to require the Company to repurchase all or any part
(equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the
"Change of Control Offer") at an offer price in cash (the
"Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.

          (b) If the Company or any Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in Section 4.10 of the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Excess Proceeds Offer") to purchase Notes at a purchase price in cash equal to 100% of the aggregate principal amount of the Notes plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. If the Excess Proceeds are insufficient to purchase all Notes tendered pursuant to any Excess Proceeds Offer, the Company shall select the Notes to be purchased in accordance with the terms of Article 3 and
Section 4.10 of the Indenture, as applicable.

          (c)  If the Company consummates a Subsidiary
Distribution, the Company will be required, to offer (a "Subsidiary Distribution Offer") to purchase a portion of the Notes pursuant to Section 1.01 of the Indenture, at a purchase price in cash equal to 101% of the aggregate principal amount, plus accrued interest and Liquidated Damages thereon, if any. If the Company is not required to purchase all of the Notes tendered pursuant to a Subsidiary Distribution Offer, the Company shall select the Notes to be purchased in accordance with the terms of Article 3 of the Indenture.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.
Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10.  Persons Deemed Owners.  The registered Holder of a
Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12.  Defaults and Remedies.  Events of Default include:
(a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by Article 10 of the Indenture);
(b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (c) failure by the Company for 30 days after notice to comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.15 or 5.01 of the
Indenture; (d) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (e) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million;
(f) the failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary to pay final non-appealable judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) except as permitted by the Indenture, any Subsidiary Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (h) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the applicable Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN
COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=
Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17.  Additional Rights of Holders of Transfer
Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of June 17, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights
Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security
Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use
CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Falcon Building Products, Inc.
               Two North Riverside Plaza, Suite 1100
               Chicago, Illinois 60606
               Telecopier No.:  (312) 906-8402
               Attention:  Gus Athas

                        Assignment Form


     To assign this Note, fill in the form below: (I) or
     (we) assign and transfer this Note to


-----------------------------------------------------------
         (Insert assignee's soc. sec. or tax I.D. no.)

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------
     (Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

----------------------------------------------------------

Date:  _________________


                  Your Signature: ________________________
     (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

               Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture or pursuant to a Subsidiary Distribution Offer check the box below:

       Section 4.10       Section 4.15

       Subsidiary Distribution Offer


      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section
4.15 of the Indenture or pursuant to a Subsidiary
Distribution Offer, state the amount you elect to have purchased: $___________


Date:  ________________    Your Signature: ______________________
                  (Sign exactly as your name appears on the Note)

                   Tax Identification No.: ______________________


Signature Guarantee.

           SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE/2

      The following exchanges of a part of this Global Note for Definitive Notes have been made:



Date of Exchange    Amount of decrease in      Amount of increase in
                    Principal Amount of        Principal Amount of
                    this Global Note           this Global Note

                    Principal Amount of this   Signature of
                    Global Note                authorized officer of
                    following such decrease    Trustee or Note
                    (or increase)              Custodian